Exhibit 10.1

Iowa State University Research Park Corporation
2711 South Loop Drive, Suite 4050
Ames, Iowa 50010-8648

Memorandum of Agreement

DATE:        April 26, 2012

TO:        Nick Vahanian, President & CEO
NewLink Genetics Corporation
2503 S. Loop Drive, Suite 5100
Ames, IA 50010

FROM:    Steven T. Carter, President

RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND NEWLINK GENETICS CORPORATION DATED FEBRUARY 1, 2001.

The following information constitutes changes to the Lease Agreement between ISU Research Park Corporation (Landlord) and NewLink Genetics Corporation (Tenant). Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated February 1, 2001.

Tenant has requested and Landlord agrees to release Tenant's remaining space in Building #3- the Lease Agreement for Suites 3500- 3532 (±3,634 rentable square feet) and Suites 3901, 3902 & 3908 (±1,155 rsf) as of April, 30, 2012.

Please sign and return both originals to my office by April 30, 2012 if you concur with the above terms. We will then send a fully executed copy for your records.

AGREED
FOR                            FOR
NewLink Genetics Corporation            ISU Research Park Corporation

/s/ Carl Langren                    /s/ Steven T. Carter

VP Finance                        Director
Title                            Title
May 7, 2012                        May 7, 2012
Date                            Date